UNIFIED SERIES TRUST

AMENDMENT TO THE

CUSTODY AGREEMENT

THIS AMENDMENT dated as of the last date in the signature block (the “Effective Date”), to the Custody Agreement dated as of September 23, 2005, as amended (the “Agreement”), is entered by and between UNIFIED SERIES TRUST, an Ohio business trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Custodian desire to amend the Agreement to add the following fund:

●	Efficient Enhanced Multi-Asset Fund

WHEREAS, the Trust and the Custodian desire to amend the fees for the above mentioned fund; and

WHEREAS, Article XIV, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.       Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Exhibit C attached hereto.

2.       Exhibit J is added for the fund listed above.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date written below.

UNIFIED SERIES TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Martin R. Dean	By:	/s/ Gregory Farley

Name:	Martin R. Dean	Name:	Gregory Farley

Title:	President	Title:	Sr. Vice President

Date:	May 31, 2024	Date:	June 11, 2024

Exhibit C

to the

Custody Agreement

Fund Names

Separate Series of Unified Series Trust

Name of Series	Date Added
Appleseed Fund	On or about 07/01/11
Silk Invest New Horizons Frontier Fund	On or about 04/06/18
Absolute Capital Opportunities Fund	On or about 09/11/23
Absolute Convertible Arbitrage Fund	On or about 09/11/23
Absolute Flexible Fund	On or about 09/11/23
Absolute Convertible Opportunities Fund	On or about 09/11/23
Efficient Enhanced Multi-Asset Fund	On or about 07/05/24

EXHIBIT J to the Custody Agreement

Name of Series

Efficient Enhanced Multi-Asset Fund

REDACTED